EXHIBIT 10.11

                       Key Principal Employment Agreement

         THIS AGREEMENT made effective as of the 1st day of April, 2001.

BETWEEN: CANONLINE MEDIA CORPORATION, a company duly incorporated under the laws of the Province of British Columbia having an office at 1628 West 7th Avenue Vancouver British Columbia, Canada V6J 1S5 (herein called the "Company")

                                                    OF THE FIRST PART

AND: RICARDO ROSADO 305-2021 WEST 6TH AVENUE VANCOUVER BRITISH COLUMBIA V6K 1V6 SIN:___________________________
    (full legal name and address - include social security/insurance number)
                    (herein  called  the  "Principal")

                                                    OF  THE  SECOND  PART
WHEREAS:

A. The Company carries on the business of conducting scientific research and development in the areas of computer software and internet communications and marketing and distributing its various online products and services. In this Agreement where the context requires, the term "Company" will refer to and include CanOnline Media Corporation, its parent corporation CanOnline Global Media, Inc. (USA), affiliates and subsidiaries.

B. It is deemed to be in the best interest of the Company to obtain the benefit of the services of the Principal as described in Schedule "A" relating to the Company's business and the Company wishes to engage the services of the Principal pursuant to the terms and conditions of this Agreement.

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the respective covenants, conditions and agreements hereinafter contained, the parties hereto agree as follows:

1.     Recitals  Incorporated  in  Agreement
       -------------------------------------

The above mentioned recitals are hereby incorporated into this Agreement by reference and are deemed to be true representations of the relevant party hereto as the context implies.

2.     Engagement
       ----------

The Company hereby engages the Principal to provide the Principal's services as set forth in Schedule "A" for the Term (as hereinafter defined). The Principal hereby accepts such engagement on the following terms and conditions. Without limiting the foregoing, it is mutually agreed that during the Term of this Agreement, the Principal will be responsible and subject to the management and Board of Directors of the Company, and that the services agreed to be provided by the Principal will be consistent with those set forth in the Principal's Job Description or as such Job Description may be amended by the Company from time to time. The Principal will perform all assigned functions to the satisfaction of the management and Board of Directors of the Company.

3.     Time  and  Effort  -  Compliance  with  Policies
       ------------------------------------------------

The Principal must apply his full time attention and ability to the business and affairs of the Company and shall well and conscientiously service the Company during the Term. It is mutually agreed that the Principal will diligently abide by any the regulations, instructions, directions and project policies of the Company and its management and Board of Directors.

4.     Non-Disclosure
       --------------

Except as required in the performance of the Principal's duties pursuant to this Agreement, the Principal must not during the Term or for a period of two (2)


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years  after  termination  of this Agreement divulge, publish or disclose in any manner or medium electronic or otherwise, confidential information of the Company or any of its subsidiaries or affiliates or any trade secrets thereof to any person or entity without the prior written consent of the Company. In addition, the Principal agrees to execute and be absolutely bound by the terms and conditions of the Principal's Confidentiality and Non-Circumvention Agreement (the "NDA Agreement") in the form attached hereto as Schedule "B". Without limiting the generality of the foregoing, the Principal further agrees that during the Term of this Agreement and any extensions thereof, and for a period of two (2) years after the Termination Date the Principal agrees that the Principal will not directly or indirectly approach the Company's customers, clients, or suppliers of services of a proprietary nature in any manner whatsoever for any purpose. In addition, without limiting the generality of the foregoing, the Principal further agrees that the Principal is prohibited from discussing, commenting, making remarks of any kind, in respect of any matters that might directly or indirectly be related to the projects, products, methods, strategies, services and operations of the Company or any of its subsidiaries or affiliates to individuals or parties outside of the facilities or place of business of the Company without prior written consent from the management.

5.     Permitted  Investments  and  Activities
       ---------------------------------------

Nothing in this Agreement shall restrict or impede the Principal from holding, re-investing or liquidating investments held by him at the date hereof or from participation in any other investment, activity or business so long as such participation

     (a) does not cause conflict or is not contrary to the interests of the Company; or

     (b) does not make it impossible for the Principal to properly fulfil hisduties hereunder; or

     (c) does not contain restrictions within those investments, in the case of securities or benefits issued by the Company to the Principal as compensation or consideration in kind, that would otherwise violate those restrictions on such investments; or

     (d) does not violate any applicable securities laws or relevant fiduciary duties afforded by his position or affiliation to the Company or any of its subsidiaries.

6.     Term
       ----

Subject to the provisions hereof the term of the Principal's rights and obligations (the "Term") will commence on the Commencement Date set forth in Schedule "A" (the "Commencement Date") and will terminate, without severance fees or other payments due from the Company to the Principal on the first occurring of the following:

     (a) upon the Termination Date, if any, set forth in Schedule "A" or any extensions thereof that might be mutually agreed to by the parties (the "Termination Date"); or

     (b) upon the Principal providing the Company with four (4) week's written notice of its intent to terminate.

Notwithstanding the foregoing, the continued employment of the Principal by the Company pursuant to this Agreement is subject to a review and evaluation of the performance of the Principal by the management of the Company three (3) months following the Commencement Date (the "Probationary Period") or as soon thereafter as is reasonably possible (the "Review"). If the Company, in its sole absolute discretion, determines that the Review or Probationary Period indicates that the performance of the Principal is not satisfactory then the employment of the Principal and the Term of this Agreement may be immediately terminated by the Company upon the Company providing the Principal written notice of its decision and the effective date of the termination of employment. In that event, the Principal will only be entitled to receive payment of the Principal's wages up to the effective date of termination. This Agreement will also be terminated as of such date except for Paragraphs 4, 14, 15, 16, 17, 18 and 25 hereof, which Paragraphs shall continue in force.


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7.     Remuneration
       ------------

The Company will pay and the Principal agrees to accept as compensation for all the services to be rendered hereunder for the Term, the remuneration as set forth in Schedule "A" hereto. The Principal agrees that all deductions from source required to be made by the Company, if applicable, in respect of the employment of the Principal including, without limitation, federal income tax deductions, Workers Compensation, Unemployment Insurance, Canada Pension or like payments will be made by the Company and the Principal agrees to hold the Company harmless from any claim made by any competent government authority for taxes or other deductions which might have been made or remitted by the Company.

8.     Benefits
       --------

The Principal shall be entitled to participate in all benefits available in the benefit plans that the Company might establish, from time to time, for its Principals (the "Benefits") at the Company's actual cost. The available Benefits as of the Commencement Date of this Agreement are described in Schedule "A" hereto.


______initial

9.     Holidays
       --------

The Principal will be entitled to the number of weeks in each year as set forth in Schedule "A", the time of which will be agreed by Company and the Principal, during which no services are required to be rendered hereunder.

10.     Expenses  and  Automobile
        -------------------------

The Company agrees to reimburse the Principal for all necessary and authorized expenses reasonably incurred in connection with the provision and performance of services hereunder and for which statements and receipts are submitted to the Company, including authorized travel and other expenses incidental to the duties undertaken hereunder. The Company agrees to pay the Principal for his use of the Principal's vehicle for Company business as set forth in Schedule "A".

11.     Offices  and  Staff
        -------------------

The Company, at its own cost, will provide the Principal with appropriate offices and staff assistance if necessary or required, which offices and staff will be located at the Company's operations in the Greater Vancouver Metropolitan Area, British Columbia, which will be the Company's place of business during the Term unless the business of the Company requires a relocation or expansion of its operations.

12.     Termination
        -----------

If the Company terminates this Agreement because of a violation of any relevant criminal or securities law, neglect, incompetence or breach of fiduciary duty of the Principal, or otherwise for just cause, the Principal will not be entitled to receive any severance payment or any other remuneration except the fees payable up to and including the effective date of termination and any amount due from the Company to settle any pre-existing debt or service obligation.

13.     Illness  or  Disability
        -----------------------

If the Principal shall, by reason of illness or mental or physical disability or incapacity fail to perform, for any two (2) consecutive calendar months in any calendar year or for three (3) months in the aggregate in any successive calendar years, the Principal's duties hereunder, the Company may by two (2) weeks notice in writing to the Principal terminate the employment of the Principal hereunder, in which event this Agreement, except for Paragraphs 4, 14, 15, 16, 17, 18 and 25 hereof which Paragraphs shall continue in force, and the employment of the Principal pursuant to this Agreement will be wholly terminated upon giving two (2) weeks written notice given by the Company to the Principal,


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and  the  Principal  shall  have  no  claim  against  the Company for damages or otherwise for such termination except in respect for remuneration as provided for in Paragraph 7 above to the date of such termination.

14.     Intellectual  Property  Rights
        ------------------------------

The Principal acknowledges and agrees that the Company is engaging the services of the Principal to benefit the Company and its various businesses and projects and that the Principal is being fully compensated for his services by virtue of the remuneration that the Principal agrees to accept as provided for in this Agreement. Accordingly, the Principal acknowledges and agrees that the Company is and at all times will be the sole and absolute owner of all right, title and interest in and to all copyright, patents, trademarks and all other proprietary and intellectual property rights relating to the business and operations of the Company and the services performed by the Principal for the Company, its affiliates and subsidiaries (collectively called the "Intellectual Property Rights"). The Principal agrees to waive all so called "moral rights" under any applicable copyright legislation. The Principal further agrees that at the request of the Company, the Principal will duly and promptly execute and deliver to the Company assignments or transfers of any of the Intellectual Property Rights in the prescribed manner together with all necessary related prescribed documentation (the "Transfers"). The Transfers shall be in favour of and in the name of the Company, or any third party designated by the Company, as the transferee or assignee, at no cost to the Principal. The Principal hereby irrevocably and absolutely designates and appoints the Company as his Attorney-in-Fact with full power and authority to duly execute and deliver any Transfers on behalf of and in the name of the Principal if the Principal is unable or unwilling to duly execute and deliver any Transfers to the Company. The provisions of the NDA Agreement attached hereto as Schedule "B" shall also govern matters pertaining to the Intellectual Property Rights.

______initial

15.     Restrictive  Covenant
        ---------------------

The Principal hereby agrees that if the employment of the Principal with the Company is terminated for any reason whatsoever, that the Principal will be restricted in his/her business activities for a period of two (2) years from the date of such termination from directly or indirectly at any time carrying on or engaging in or being concerned in any trade, operations or business similar to that carried on by the Company, or from giving any advice to or guaranteeing the debts of or obligations of, either directly or indirectly, anyone involved in any such trade, operation or business anywhere within Canada and the United States of America.

16.     Indemnification
        ---------------

The Principal agrees that the Principal will indemnify the Company and hold it harmless against any claim or action for infringement of copyright or any other intellectual property or other proprietary right arising from or in connection with the use of material contributed by the Principal under the terms of this Agreement, provided that this indemnity shall not extend to such claims of infringement of copyright or other intellectual property rights based upon material supplied by the Principal and in respect of which the Principal had previously advised the Company in writing that the Principal does not hold the appropriate intellectual property rights.

17.     Return  of  Records
        -------------------

On termination of this Agreement for any reason, the Principal agrees to return to the Company, as it may direct and at the Principal's cost, all business records, correspondence, files, technical data, equipment samples and other material or records in his possession at the time of such termination and belonging to or supplied by the Company, its customers, suppliers or shareholders.


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18.     Equipment
        ---------

It is mutually agreed that the Principal will be responsible for the custody and care of any equipment or supplies of the Company or other person or entity that the Principal might use in the performance of the Principal's services herein. It is further agreed that no equipment purchased and provided for the Principal by the Company may leave the premises of the Company without authorization or consent from two other principals or supervisors. The Principal hereby understands and agrees that any breach of the provisions of this section may, at the Company's sole absolute discretion, be cause for his or her immediate termination under the terms and conditions of this Agreement.

19.     Monitoring  of  Principal
        -------------------------

The Principal acknowledges, understands and agrees that the Company is developing and possesses certain confidential proprietary information, materials, systems and trade secrets including, without limitation, technical, business and financial information that if disclosed could result in substantial loss and damage to the Company. Accordingly, the Principal acknowledges, understands and agrees that the Company must protect its confidential and proprietary information by utilizing a variety of monitoring and surveillance systems and search equipment that will monitor and observe the Principal and the activities of the Principal as well as other Principals including, without limitation, video and audio surveillance recording systems, interception of email and other document communications made by and to the Principal, monitoring of Principal's telephone conversations, and monitoring of Principal's computer activities. The Principal hereby agrees and consents to being subject to all such monitoring and surveillance systems and activities whether performed directly by the Company or by any third party acting on the Company's behalf.

20.     Non-Waiver  of  Contractual  Rights
        -----------------------------------

The failure of either party to enforce any provision of this Agreement will not be construed as a waiver or limitation of that party's right to subsequently enforce and compel strict compliance with each and every provision of this Agreement.

21.     Insurance
        ---------

The Company reserves the right to retain life or key-man insurance on the life of the Principal in an amount that the Company determines. The costs of such insurance will be borne entirely by the Company and the benefits of such insurance will be entirely the property of the Company.

______initial

22.     Assignment
        ----------

This Agreement is not assignable by the Principal. The Company may assign this Agreement without the consent of the Principal.

23.     Modification
        ------------

No modification of this Agreement will be valid unless made in writing and signed by the parties hereto and the execution by the Company of such modifications will be in accordance with its Articles.

24.     Governing  Law
        --------------

This Agreement shall be construed and enforced pursuant to the laws in force in the Province of British Columbia and Canada. Each of the parties hereto attorn to the jurisdiction of the Courts of the Province of British Columbia which shall have exclusive jurisdiction in respect of all matters relating to or arising out of this Agreement.

25.     Arbitration
        -----------

All disputes arising out of or in connection with this Agreement that cannot be settled from discussion between and the mutual agreement of the parties, shall


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be referred to and finally resolved by arbitration under the "Rules For Domestic
Commercial Arbitration Proceedings" of the British Columbia International Commercial Arbitration Centre ("BCICAC"). The appointing authority will be the BCICAC and the case will be administered by BCICAC in accordance with its "Procedures for Cases under the BCICAC Rules". The place of arbitration will be Vancouver, British Columbia. If any of the foregoing rules or facilities for arbitration are not in force or available at the time that any arbitration is to be held then the parties must mutually agree to alternative and appropriate arbitration rules of procedure or facilities, as the case may be.

26.     Notice
        ------

Any notice required or permitted to be given in respect of this Agreement shall be validly given if in writing and either hand delivered, communicated by facsimile transmission or sent by prepaid mail to the other party to their respective addresses or fax numbers appearing on the first page of this Agreement, or to such other address or fax number as a party hereto may notify the other party in writing. Any notice which is hand delivered to a party or sent by facsimile transmission shall be deemed to be delivered on the date of such hand delivery or facsimile transmission and notices mailed by prepaid post shall be deemed delivered on the second business day following such posting.

27.     Severability
        ------------

If any provision of this Agreement is unenforceable or invalid for any reason whatever, such unenforceability or invalidity shall not affect the enforceability or validity of the remaining provisions of this Agreement and such provisions shall be severable from the remainder of this Agreement.

28.     Entire  Agreement
        -----------------

The provisions herein and in the Schedules hereto constitute and contain the entire employment agreement between the parties hereto and supersedes all previous understandings, communications, representations and agreements, whether verbal or written, between the parties with respect to the subject matter hereof.



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IN  WITNESS WHEREOF this Agreement was duly executed by the parties hereto as of the  day  and  year  first  above  written.


CANONLINE  MEDIA  CORPORATION          )
                                       )
                                       )
                                       )
Per:  ______________________________   )
                                       )
                                       )
                                       )
Per:  ______________________________   )
                                       )


SIGNED,  SEALED  &  DELIVERED          )
BY THE PRINCIPAL in the presence of:   )
                                       )
                                       )
                                       )
_________________________________      )     _____________________________
Signature  of  Witness                 )          THE  PRINCIPAL



                                             SOCIAL INS. /SECURITY
                                       )
                                       )
_________________________________      )
Address of Witness                     )
                                       )
_________________________________      )
Occupation of Witness                  )


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                                  SCHEDULE "A"
                                  ------------

 Section numbers listed below correspond to Paragraph numbers in the Agreement.

Recital     B.  and  Paragraph  2.  Engagement
-------     ----------------------------------

Description  of  the  Principal's  skills  and  services:

-     Software  UI  Design  and  Multi-Media  Designer

     Principal's  Position  &  Title:

-     Principal  Multi-Media  Designer

     Principal's  Duties  &  Responsibilities:

-     Manage  and  Coordinate  Multi  Media  Software  Design
-     Manage  Multi-Media  Integration  with  Product  Interface
-     Identify  qualified  Personnel  for  Production  Design
-     Duties as might be assigned by the Board of Directors or direct Management

Paragraph  6.  Term
-------------------

     Commencement  Date:  _______April  1,  2001___________

     Evaluation  Date:     ________________________________

Paragraph  7.  Remuneration
---------------------------

     Description  of  the  Principal's  Remuneration and terms of payment, etc.:

(a) Wages: $__4,500 CAD_ per Month (review pending 3 and 6 months thereafter)

(b)     Principal  Stock  Options,  if  any:

     1. If the Principal successfully remains through his Probationary Period, then the Principal will be entitled to receive Stock Grants or participate in the Company's Stock Option Plan provided for by its Parent Company. This determination will solely be at the discretion of the Board of Directors of the Company and the Board of Directors of its parent Company.

     2. Terms and Conditions of any Stock Grants or Stock Options will be provided for and governed by a separate and independent agreement issued by its parent company (the "Stock Agreement").

     3. If the Principal is terminated or resigns for any reason, the treatment of any issued Stock Grants or Stock Options after such termination or resignation will be determined and governed by such Stock Agreement issued by its parent company

(c) Bonus to be determined on performance on an annual basis to be solely determined by direct management or Board of Directors of the Company.

Paragraph  8.  Benefits
-----------------------

Description  of  the  Benefits  available:


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-     Full  Extended  Medical  after  3  months  of  Service  subject  to  the affordability  of  the  Company

- Full Dental after 6 months of Service subject to the affordability of the Company

Paragraph  9.  Holidays
-----------------------

Number  of  weeks  of  holiday  available  to  the  Principal:

-     3  weeks  after  first  year
-     Statutory  Holidays

Paragraph  10.  Expenses  and  Automobile
-----------------------------------------

     The Company agrees to pay Principal mileage at the rate of $_____ per kilometre for his use of the Principal's vehicle for Company business or $______ per month whichever is greater.

- Principal has up to $1,000 a month in personal expense allowance as a taxable benefit. Principal must provide for valid receipts at the end of each month prior to reimbursement. Source income/benefit deductions will not be deducted immediately from such personal expense allowance until the end of each fiscal year.

- Principal may submit valid receipts for reasonable meals, gasoline and travel expenditures that are directly attributed to the normal course of business of the Company.

- At the financial affordability of the Company, the Principal may at his election, be provided a lease vehicle of not greater than $750 per month in lease payments every three years and the Company agrees to provide such vehicle and all necessary maintenance, up-keep and insurance coverage for his sole use. The Principal agrees that such lease vehicle will be the property of the Company during his use and in the event of his termination or resignation, the Principal shall have an option to purchase or assume the lease vehicle from the Company under terms to be mutually determined by the Principal and the Company at the time of such event. In the event the Company cannot afford to provide such lease vehicle during the duration of the Term of this Agreement, the Principal agrees that he cannot not claim for any past loss of this benefit.

-     Reasonable  Parking  Disbursement  or  facilitation  of  parking  space

Special  Particulars  (If  any)
-------------------------------

- Security Level (Black). - Principal has complete access to sensitive level networking, design and project operations.

- Principal cannot conduct third party consultation work, carry out part-time employment or contract assignments similar to that of the projects or operations of the Company. Principal understands and agrees that the Company may at its sole right without notice, terminate the employment of the Principal in the event a breach of this particular is discovered with prior disclosure or authorization as specifically described herein.

______initial


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